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                                                                     EXHIBIT 3.1

                           SIXTH AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               STORM PRIMAX, INC.

     L. William Krause and Rick McConnell certify that:

     1. They are, respectively, the duly elected and acting President and Assistant Secretary of STORM PRIMAX, INC., a California corporation (the "Corporation").

     2. The Articles of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                                   "ARTICLE I

                                      NAME
                                      ----

          The name of the Corporation is Storm Primax, Inc.

                                   ARTICLE II

                                    PURPOSES
                                    --------

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                                     STOCK
                                     -----

          The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock authorized is 40,000,000, $0.001 par value per share. The total number of shares of Common Stock authorized is 40,000,000, $0.001 par value per share.

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          A.   Preferred Stock.  The Preferred Stock shall be comprised of
               ---------------
     3,000,000 shares designated as "Series A Preferred Stock," 491,709 designated as "Series B Preferred Stock," 3,272,873 shares designated as "Series C Preferred Stock," 2,759,589 shares designated as "Series D Preferred Stock," 16,857,316 shares designated as "Series E Preferred Stock" and 483,870 shares designated as "Series F Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

               1.   Dividends Rights of Preferred.
                    -----------------------------

                    (a) The holders of the then outstanding Series A Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series B, Series C, Series D, Series E and Series F Preferred Stock, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.08 per share payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series C, Series D, Series E and Series F Preferred Stock when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.10 per share, payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series C Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series D, Series E and Series F Preferred Stock when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.10 per share, payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series D Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series C, Series E and Series F Preferred Stock and when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.10 per share, payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series E Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series C, Series D and Series F Preferred Stock when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefore, dividends in cash at the rate per annum of $0.02 per share payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series F Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, when as and if, declared by the Board of Directors, out of any assets at the time legally available therefore dividends in cash at the rate per annum of $0.10 per share payable in preference and priority to any payment of any cash dividend on Common Stock. The right to such cash dividends on the Preferred Stock shall not be cumulative, and no right shall accrue to holders of the Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year. No dividends shall be paid on any Common
     Stock unless an equal dividend is paid with

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     respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

                    (b) Each holder of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the Corporation in connection with the repurchase of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

               2.   Preference on Liquidation.
                    -------------------------

                    (a) In the event of any liquidation, dissolution or winding up of the Corporation, distributions to the shareholders of the Corporation shall be made in the following manner:

                         (i) The holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series E Preferred Stock or to the holders of the Common Stock by reason of their ownership of such stock,
     (A) the amount of $1.00 per share for each share of Series A Preferred Stock, the amount of $1.20 per share for each share of Series B Preferred Stock, the amount of $1.20 per share for each share of Series C Preferred Stock, the amount of $1.30 per share for each share of Series D Preferred Stock, the amount of $3.10 per share for each share of Series F Preferred Stock, then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (B) an amount equal to all declared but unpaid dividends on the Series A, Series B, Series C, Series D and Series F Preferred Stock as provided in Section 1 above. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock in proportion to their aggregate preferential amount. After payment has been made to the holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, (A) the amount of $0.20 per share for each share of Series E Preferred Stock, then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (B) an amount equal to all declared but unpaid dividends on the Series E Preferred Stock as provided in Section 1 above.

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                         (ii) After payment has been made to the holders of the
     Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Common Stock and the Preferred Stock shall be entitled to receive, out of the remaining assets, based on the number of shares of Common Stock then held, with each share of Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible, the amount of $3.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar events). If $3.00 per share has been paid to the holders of Preferred Stock as provided by this Section 2(a)(ii), then each share of Common Stock shall be entitled to receive, in addition, an amount equal to all declared but unpaid dividends, if any, on the respective shares of Common Stock then held by them. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and property legally available to be distributed among the holders of the Common Stock and Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among such holders, based on the number of shares of Common Stock then held by each such holder, with each share of Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible.

                         (iii) After payment has been made to the holders of the Common Stock and Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Common Stock shall be entitled to share ratably in all remaining assets to be distributed, based upon the number of shares of Common Stock then held by such holders.

                    (b) A consolidation or merger of the Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or the consummation of any transaction or series of related transactions which results in the corporation's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity shall be deemed a liquidation, dissolution or winding up within the meaning of this Section 2.

                    (c) In the event the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any shareholders' meeting called to approve such action, whichever is earlier, give each holder of shares of the Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of the Preferred Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of shares of the Preferred Stock of such material change.

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                    (d)  The Corporation shall not consummate any proposed
     action of the type described in subsection (a) or (b) of this Section 2 before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, however, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Preferred Stock.

                    (e) If the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2 which will involve the distribution of assets other than cash, the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Preferred Stock and the Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of the Preferred Stock.

               3.   Voting Rights.
                    -------------

                    (a) Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and, except as provided in paragraph (b) below, shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                    (b) The holders of shares of Common Stock and Series A, Series B, Series C, Series D and Series F Preferred Stock shall be entitled, voting as a separate class, to elect three members of the Board of Directors of the Corporation. The holders of shares of Series E Preferred Stock shall be entitled, voting as a separate class, to elect three members of the Board of Directors of the Corporation. The holders of shares of Common Stock and Preferred Stock shall be entitled, voting together, to elect the remaining member of the Board of Directors of the Corporation which is fixed at seven (7) members. In the case of any vacancy in the office of a director elected by the holders of a particular class of stock, the vacancy may be filled only by the vote of the holders of such class of stock. Any director who shall have been elected by the holders of a particular class of stock may be removed without cause by, and only by, the applicable vote of the holders of shares of such class of stock. The provisions of this paragraph 3(b) shall expire and be of no further force or effect immediately upon conversion of the outstanding shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock.

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                    4.   Conversion Rights.  The holders of Series A, Series B,
                         -----------------
     Series C, Series D, Series E and Series F Preferred Stock shall have conversion rights as follows:

                         (a)  Each share of Series A, Series B, Series C,
     Series D, Series E and Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $1.00 for the Series A Preferred Stock by the Series A Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series A Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $1.00 for the Series A Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing $1.20 for the Series B Preferred Stock by the Series B Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series B Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series B Preferred Stock shall be $1.20 for the Series B Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing $1.20 for the Series C Preferred Stock by the Series C Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series C Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series C Preferred Stock shall be $1.20 for the Series C Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted shall be determined by dividing $1.30 for the Series D Preferred Stock by the Series D Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series D Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series D Preferred Stock shall be $1.30 for the Series D Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series E Preferred Stock may be converted shall be determined by dividing $0.20 for the Series E Preferred Stock by the Series E Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series E Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series E Preferred Stock shall be $0.20 for the Series E Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series F Preferred Stock may be converted shall be determined by dividing $3.10 for the Series F Preferred Stock by the Series F Conversion Price determined as hereinafter provided in effect at the time of conversion. The Series F Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series F Preferred Stock shall be the lower of (i) $3.10 and (ii) the price per share at which the corporation sells shares its initial public offering divided by $1.20, subject to adjustment as provided herein.

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                    (b)  Each share of Preferred Stock shall be converted into
     Common Stock automatically in the manner provided herein upon the earlier to occur of (i) the time the consent of at least 66-2/3% of the outstanding Preferred Stock to such conversion is obtained, or (ii) the closing of the sale of the Corporation's securities pursuant to a firm commitment underwritten public offering from which the Corporation receives gross proceeds of not less than $7,500,000 at a purchase price of not less than $2.20 per share (as adjusted for stock splits, stock dividends, reorganizations and the like).

                    (c) Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation and all such fractional shares shall be disregarded. In lieu thereof, the Corporation shall pay in cash the fair market value of such fractional share as determined by the Board of Directors of the Corporation. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

                    (d)  In case the Corporation shall at any time
     (i) subdivide the outstanding Common Stock, or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Conversion Price of each series of Preferred Stock). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Conversion Price of each series of the Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

                    (e) In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred

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     Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization, or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

                    (f) Upon each issuance by the Corporation of any Additional Stock (as defined below) after the date upon which any shares of the Series F Preferred Stock were first issued (the "Purchase Date"), (1) without consideration or for a consideration per share less than the Conversion Price for the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series C Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to equal the per share consideration received by the Corporation for such issuance, but in no event shall such Conversion Price be adjusted to less than $1.00 or (2) without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to equal the per share consideration received by the Corporation for such issuance, but in no event shall such Conversion Price be adjusted to less than $1.00 or (3) without consideration or for a consideration per share less than the Conversion Price for the Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series F Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to equal the per share consideration received by the Corporation for such issuance, but in no event shall such Conversion Price be adjusted to less than $1.00 (provided that for the purposes this section the Conversion Price for Series F Preferred Stock shall initially be set at $3.10). For the purposes of this Section 4(f), the following provisions shall be applicable:

                         (i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other reasonable expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (iii) In the case of the issuance (on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(f)(iii):

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                              (A)  The aggregate maximum number of shares of
     Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(f)(i) and 4(f)(ii)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (B)  The aggregate maximum number of shares of
     Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(f)(i) and 4(f)(ii)).

                              (C)  In the event of any change in the number of
     shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series C and Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (D)  Upon the expiration of any such options or
     rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series C and Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually

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     issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (E)  The number of shares of Common Stock deemed
     issued and the consideration deemed paid therefor pursuant to this subsection 4(f) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(f)(iii)(C) and (D).

                         (iv) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(f)(iii)) by the Corporation after the applicable Purchase Date other than:

                              (A)  all shares of Common Stock issued and
     outstanding on the date this document is filed with the California Secretary of State;

                              (B)  all shares of Common Stock issued on
     conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series D, and Series E and Series F Preferred Stock;

                              (C)  all shares of Common Stock issued or
     issuable to officers, directors, consultants or employees of the Corporation at any time after the date of incorporation of the Corporation pursuant to a stock option plan or restricted stock plan unanimously approved by the Corporation's Board of Directors so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed 4,444,842;

                              (D)  all securities issued or issuable in
     connection with capital assets, leases or borrowings that are unanimously approved by the Corporation's Board of Directors; and

                              (E)  all shares of Series F Preferred Stock.

                    (g)  In case:

                         (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                         (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                         (iii) the Corporation shall effect a capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of

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     the Corporation (other than a merger or other reorganization in which the
     Corporation is not the continuing or surviving entity);

     then, and in any such case, the Corporation shall cause to be mailed to the holders of its outstanding Preferred Stock, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or such action is to be taken in connection with such reorganization, reclassification, merger or consolidation.

                    (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

               5.   Changes.
                    -------
          (a) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least two-thirds of the total number of shares of Preferred Stock outstanding, voting together as a separate class: (1) alter or change any of the powers, preferences, privileges or rights of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock; (2) increase the authorized number of shares of Preferred Stock; (3) amend the provisions of this Section 5; (4) undertake or effect any consolidation or merger of the Corporation with or into another corporation (except into or with a wholly-owned subsidiary) or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person or effectuate any transaction or series of related transactions which results in the corporation's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity; (5) create any new class or series of shares having preferences prior to or being on a parity with the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock as to dividends or liquidation; (6) repurchase any shares of outstanding Common Stock except upon termination of employment or pursuant to an employee stock plan or agreement duly approved by the Corporation's Board of Directors; (7) declare or pay any dividends on the Corporation's Common Stock or (8) amend the Corporation's Bylaws to change the provision regarding directors that provides for a number of directors different than seven (7).

          (b) So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series E Preferred Stock outstanding, voting together as a separate class, undertake or effect any consolidation or merger of the Corporation with or into another corporation (except into or with a wholly-owned subsidiary) or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person or effectuate any transaction or series of related transactions which results in the corporation's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity and pursuant to which the consideration per share to be paid to the shareholders of the Corporation is less than $2.00.

                                   ARTICLE IV

               DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS
               --------------------------------------------------

               The liability of the directors of the Corporation for monetary damage shall be eliminated to the fullest extent permissible under California law.

               The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of that otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation or its shareholders.

               Any amendment, repeal or modification of the foregoing provisions of this Article IV by the shareholders of this Corporation shall not adversely affect any right or protection of an agent of this Corporation existing at the time of such amendment, repeal or modification.

     3. The foregoing Fifth Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

     4. The foregoing Fifth Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of this Corporation in accordance with sections 603 and 903 of the California General Corporation Law.

     The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing Amended and Restated Articles was 3,785,043 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock, 479,167 shares of Series B Preferred Stock, 3,272,873 shares of Series C Preferred Stock, 2,759,589 shares of Series D Preferred Stock and

16,857,316 shares of Series E Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock voting separately as a class and a two thirds majority of the total number of outstanding shares of Series A, Series B, Series C, Series D and Series F Preferred Stock voting together as a separate class.


                                    -----------------------------------
                                    L. William Krause, President


                                    -----------------------------------
                                    Rick McConnell, Assistant Secretary


          The undersigned certifies under penalty of perjury that he has read the foregoing Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

          Executed at Mountain View, California, on June 4, 1996.


                                    -----------------------------------
                                    L. William Krause, President


                                    -----------------------------------
                                    Rick McConnell, Assistant Secretary

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